Exhibit 10.2

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made as of this      day of             , 2015 between Edgewell Personal Care Company, a Missouri corporation (the “Company”), and                              (the “Indemnitee”).

RECITALS

A. The Company recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

C. The Company and the Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors and officers;

D. The Company believes that it is unfair for its directors and officers to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

E. The Company, after reasonable investigation, has determined that the liability insurance coverage presently available to the Company may be inadequate in certain circumstances to cover all possible exposure for which the Indemnitee should be protected. The Company believes that the interests of the Company and its shareholders would best be served by a combination of such insurance and the indemnification by the Company of the directors and officers of the Company;

F. The Company’s Amended and Restated Articles of Incorporation (the “Articles”) permit and require the Company to indemnify its directors and officers, and indemnification is also authorized by the General and Business Corporation Law of Missouri (the “Indemnification Statute”), absent conduct finally judicially adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct;

G. The Articles authorize the Company to enter into agreements with any director, officer, employee or agent providing such rights of indemnification as the Company deems appropriate up to the maximum extent permitted by law;

H. The Board of Directors of the Company (the “Board of Directors”) has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Company and its shareholders;

I. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company and/or as a director or officer of one or more subsidiaries or affiliates of the Company free from undue concern for unwarranted claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries or affiliates of the Company; and

J. The Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Company on the condition that the Indemnitee is furnished the indemnity provided for herein.

TERMS

NOW, THEREFORE, in consideration of the Indemnitee’s agreement to serve or to continue to serve as a director or officer of the Company, the parties hereto agree as follows:

1. Indemnification - General. To the fullest extent permitted by applicable law, as in effect on the date hereof, and to such greater extent as applicable law may hereafter permit:

(a) The Company shall hold harmless and indemnify the Indemnitee to the fullest extent authorized or permitted by the provisions of the Indemnification Statute and the Articles, or by any respective amendments thereof, or by any other applicable statutory provision authorizing or permitting such indemnification which may be adopted after the date hereof, insofar as the underlying matter, Liability or Expense (as such terms are hereinafter defined) relates to the Indemnitee by reason of the fact that the Indemnitee is, was or at any time (whether before or after the date of this Agreement) becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

(b) Subject to the exclusions set forth in Section 2 hereof, the Company further agrees to hold harmless and indemnify the Indemnitee from and against any and all Expenses, judgments, amounts paid or agreed to be paid in settlement, fines and penalties actually and reasonably incurred by the Indemnitee (each of the foregoing (including, to avoid doubt, Expenses), a “Liability” and collectively, “Liabilities”) in connection with any threatened, pending or completed action, claim, suit or proceeding, whether civil, arbitrative, criminal, administrative or investigative (including any action by or in the right of the Company) to which the Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, or as to which Indemnitee is formally or informally requested or required to serve or to prepare to serve as a witness or to produce documents or information, in any such case by reason of the fact that the Indemnitee is, was or at any time (whether before or after the date of this Agreement) becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (“Proceeding” or “Proceedings”). As used in this Agreement, “Company” shall include, without limitation and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued; and “Expenses” shall include all direct and indirect costs (including, without limitation, attorneys’ fees, retainers, court costs, transcripts, fees of experts, investigators and consultants, witness fees, computer legal research costs, electronic discovery costs, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, appeal bonds, and all other disbursements or out-of-pocket expenses) actually and reasonably incurred in connection with (i) any Proceeding or (ii) establishing or enforcing any right to indemnification or advancement of expenses under this Agreement, applicable law, any other agreement or provision of the Articles or the Company’s Amended Bylaws (the “Bylaws”) now or hereafter in effect or otherwise; provided, however, that “Expenses” shall not include any judgment, fines, penalties or amount paid in settlement.

(c) If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Liabilities but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Liabilities to which Indemnitee is entitled.

2. Limitation on Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be liable under this Agreement to make any payment in connection with any Liability:

(a) for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any retention not covered, any excess beyond the amount of such payment or any obligation the Company may have to provide indemnification under such policy of insurance;

(b) for which the Indemnitee is indemnified by the Company other than pursuant to this Agreement;

(c) for which the Indemnitee has received indemnification or advancement of Expenses from any other indemnitor, including any subsidiary, employee benefit plan, or other corporation, partnership, joint venture, trust, employee benefit plan or other entity for which Indemnitee is serving as a director, officer, employee or agent at the request of the Company;

(d) incurred in connection with a Proceeding in which the Indemnitee is finally judicially adjudged to have received an improper financial benefit in money, property or securities in violation of law (provided that reference in this Agreement to a matter being “finally judicially adjudged” shall mean that there shall have been a final decision by a court having jurisdiction in the matter, all appeals having been exhausted or not having been taken and the time therefor to have expired);

(e) incurred in connection with any settlement to which the Company has not given its prior written consent or approval, which consent or approval shall not be unreasonably withheld;

(f) if a final judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended;

(g) incurred in connection with a Proceeding involving the acts or omissions of the Indemnitee and in connection with which the Indemnitee’s acts or omissions have been finally judicially adjudged, or admitted by Indemnitee, in writing under oath, to constitute knowingly fraudulent or deliberately dishonest conduct or to have constituted willful misconduct;

(h) if it shall be finally judicially adjudged that such indemnification is not lawful;

(i) in respect to Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, except in respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement, applicable law, any other agreement or provision of the Articles or Bylaws (which shall be governed by the immediately following subsection (j)); provided that such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

(j) in respect to Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, unless Indemnitee is successful in establishing the Indemnitee’s right to indemnification in such Proceeding, in whole or in part, or unless and to the extent that the court in such Proceeding shall determine that, despite the Indemnitee’s failure to establish his or her right to indemnification, the Indemnitee is entitled to indemnity for such Liabilities; provided that nothing in this subsection (j) is intended to limit the Company’s obligation with respect to the advancement of Expenses to Indemnitee in connection with a Proceeding instituted by the Indemnitee to enforce this Agreement, as provided in Section 5 hereof; or

(k) in connection with Proceedings involving the enforcement (including by means of injunctive or other equitable relief) of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements that the Indemnitee may be a party to with the Company, any subsidiary of the Company or any other applicable foreign or domestic corporation, partnership, joint venture, trust or other enterprise, if any.

3. Continuation of Indemnity. All agreements and obligations of Company contained herein shall continue during the period that the Indemnitee is serving as a director or officer of the Company, and shall continue thereafter so long as the Indemnitee shall be subject to any possible Proceeding, by reason of the fact that the Indemnitee was a director or officer of the Company or serving in any other capacity referred to herein.

4. Notification and Defense of Claim. Promptly after the Indemnitee receives notice of the commencement of any Proceeding, the Indemnitee will notify the Company of the commencement thereof. The failure to notify the Company will relieve the Company from any liability hereunder to the extent the Company can show actual prejudice as a result of such failure, and will not relieve the Company from any liability which it may have to the Indemnitee otherwise than under this Agreement. With respect to any such Proceeding as to which the Indemnitee notifies the Company of the commencement thereof:

(a) The Company will be entitled to participate therein at its own expense; and,

(b) Except as otherwise provided below, to the extent that it may wish, the Company (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After the Company notifies the Indemnitee of its election to assume such defense, the Company will not be liable to the Indemnitee under this Agreement for any Expenses the Indemnitee subsequently incurs in connection with the defense thereof other than as otherwise provided below. The Indemnitee shall have the right to employ his or her counsel in such Proceeding, provided that the fees and expenses of such counsel incurred after the Company has provided the Indemnitee with notice that it is assuming the defense shall be at the Indemnitee’s expense, unless (i) the Company has authorized the Indemnitee’s employment of counsel, (ii) the counsel for the Company shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of such counsel shall be at the Company’s expense. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which counsel for the Company shall have made the conclusion provided for in (ii) above. The Company’s assumption of the defense of a Proceeding pursuant to this Section 4(b) will constitute an irrevocable acknowledgement by the Company that any Liabilities incurred by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Company under Section 1 of this Agreement, except to the extent that the acts or omissions of the Indemnitee giving rise to or involved in the Proceeding are finally judicially adjudged, or admitted by Indemnitee, in writing under oath, to constitute knowingly fraudulent or deliberately dishonest conduct or to have constituted willful misconduct.

(c) The Company shall not be liable to indemnify the Indemnitee for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent.

(d) Neither the Company nor the Indemnitee will unreasonably withhold consent to any proposed settlement.

5. Advancement of Expenses. The Company agrees to pay to or on behalf of the Indemnitee all Expenses actually and reasonably incurred by Indemnitee in connection with investigating, prosecuting, preparing to defend, defending, participating or serving or preparing to serve and serving as a witness in a Proceeding, or in connection with an enforcement action pursuant to Section 6, in advance of the final disposition thereof, provided that the Company has received a written statement or statements from the Indemnitee requesting such advancement and containing an undertaking from or on behalf of the Indemnitee to reimburse the amount so advanced if and to the extent that it is ultimately judicially determined that the Indemnitee is not entitled to be indemnified by the Company under this Agreement or otherwise (an “Undertaking”). The Undertaking must be an unlimited general obligation of the Indemnitee but need not be secured, shall not bear interest, and shall be accepted without reference to the financial ability of the Indemnitee to make reimbursement. The Company shall advance or make payment within thirty (30) days of its receipt of documentation evidencing such Expenses.

6. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce the Indemnitee to serve or continue to serve as a director or officer of the Company, and acknowledges that the Indemnitee is relying upon this Agreement in serving or continuing to serve in such capacity.

(b) The Company agrees that the Indemnitee’s rights hereunder are contractual and binding and that its obligations hereunder are not subject to any conditions not set forth herein. Neither the Indemnitee’s rights to advancement nor his or her rights to indemnification are subject to, require or permit a determination by the Company, the Board of Directors or management of the Company of whether the Indemnitee met any standard of conduct.

(c) In the event the Indemnitee brings any action to enforce rights or to collect moneys due under this Agreement, or defends any action by the Company to adjudicate those rights, and is successful in such action, Company shall reimburse the Indemnitee for all of the Indemnitee’s Expenses in bringing and pursuing or defending such action. In any such action the Indemnitee shall be presumed to be entitled to the indemnification or advancement sought and it shall be the Company’s burden to prove the contrary. The Indemnitee’s rights hereunder are not subject to any defense or claim of setoff or recoupment, nor shall the Company be entitled to challenge or litigate any matter finally adjudicated in the Indemnitee’s favor in the proceeding for which Indemnitee is seeking indemnification or advancement.

(d) The Company shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by the Indemnitee for enforcement of his or her rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to the Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy the Indemnitee may have at law or in equity with respect to breach of this Agreement, the Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement.

7. Subrogation; Insurance.

(a) In the event that the Company shall make any payment to or on behalf of the Indemnitee under the terms of this Agreement, the Company shall be subrogated to the full extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to preserve and facilitate the Company’s assertion of such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights; provided, however, that the Company’s subrogation to the Indemnitee’s rights of recovery, including his or her rights to indemnification or advancement from any other person or entity or under any policy of insurance, shall be subordinate to the Indemnitee’s rights to recover any unreimbursed or unpaid Liabilities therefrom.

(b) The Company shall use commercially reasonable efforts to purchase and maintain policies of insurance with reputable insurance companies, providing the Indemnitee with liability insurance covering Indemnitee for service as a director, officer, employee or agent of the Company, or service at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and such policy or policies shall have policy limits in an amount no less than the median limits carried by peer organizations, as ascertained and reported in writing by a duly licensed insurance broker, and shall cover Indemnitee in accordance with its or their terms to the maximum extent of the coverage available for any director or officer of the Company under such policy or policies. The Company shall, upon request, provide Indemnitee with a copy of any insurance policy or policies. If the Company has such insurance in effect at the time the Company receives from the Indemnitee any notice of the commencement of a Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy.

8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to the Indemnitee in whole or in part, it is agreed that, in such event, the Company shall to the fullest extent permitted by law, contribute to the payment of the Indemnitee’s Liabilities with respect to any Proceeding in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Company or others pursuant to indemnification agreements or otherwise; provided that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to the Indemnitee having intentionally caused or intentionally contributed to the injury complained of with the knowledge that such injury would occur.

9. Contract Rights Not Exclusive. The contract rights conferred by this Agreement shall be in addition to but not exclusive of any other right which the Indemnitee may have or may hereafter acquire under the Indemnification Statute, any other statute, any provision of the Articles or the Bylaws, any agreement, any vote of shareholders or disinterested directors, or otherwise. Nothing in this Agreement shall be deemed to amend, alter, change or repeal any indemnification provisions contained in the Articles or the Bylaws.

10. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. If any provision or provisions of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee as to Liabilities with respect to any Proceeding, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

11. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) faxed, or if (iii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)	If to the Company, to

Edgewell Personal Care Company

1350 Timberlake Manor Parkway, Suite 300

Chesterfield, Missouri 63017

Attn: General Counsel

With a copy to: Edgewell Personal Care Company

6 Research Drive

Shelton, Connecticut 06484

Attn: General Counsel

Facsimile: 203-680-9018

Email: manish.shanbhag@edgewell.com

(ii)	If to the Indemnitee, to

Attn:

or to such other address as may have been furnished to the Indemnitee by the Company.

12. Miscellaneous.

(a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Missouri, without reference to its rules governing conflicts of laws. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Missouri govern indemnification by the Company of its directors, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary. For purposes of any claims or proceedings to enforce this agreement, the Company consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the State of Missouri, and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.

(b) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(d) It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law. If the Indemnification Statute is amended after adoption of this Agreement to expand further the indemnification permitted to directors and/or officers, then the Company shall indemnify Indemnitee to the fullest extent permitted by the Indemnification Statute, as so amended.

(e) This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

(f) Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment.

(g) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

(h) The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the day and year first above written.

EDGEWELL PERSONAL CARE COMPANY

By:
Name:
Title:

[Name of Indemnitee]